UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 28, 2024

Date of Report (Date of earliest event reported)

Sempra

(Exact name of registrant as specified in its charter)

California	1-14201	33-0732627
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

488 8th Avenue, San Diego, California 92101	(619) 696-2000
(Address of principal executive offices) (Zip Code)	(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Sempra Common Stock, without par value	SRE	New York Stock Exchange
Sempra 5.75% Junior Subordinated Notes Due 2079, $25 par value	SREA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On May 31, 2024, Sempra (the “Company”) closed its public offering and sale of $500,000,000 aggregate principal amount of its 6.875% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2054 (the “reopening notes”). The reopening notes constitute a further issuance of, form a single series with, and have the same terms (except for the date of original issuance and the initial offering price) as, the Company’s $600,000,000 aggregate principal amount 6.875% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2054 issued on March 14, 2024 (the “existing notes” and, together with the reopening notes, the “notes”). Proceeds to the Company (after deducting underwriting discounts but before deducting offering expenses payable by the Company estimated at approximately $1.3 million, and excluding $7,352,430.56 payable to the Company in respect of interest accrued on the reopening notes for the period from and including March 14, 2024 to, but excluding, the date hereof) from the sale of the reopening notes were approximately $490.2 million. The sale of the reopening notes was registered under a prospectus supplement and related prospectus filed with the U.S. Securities and Exchange Commission pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-272237).

The purchase and sale of the reopening notes was made pursuant to an underwriting agreement dated May 28, 2024, with Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Mizuho Securities USA LLC, as the representatives of the several underwriters named on Schedule I thereto, pursuant to which the reopening notes were issued and sold to such underwriters, severally and not jointly, for resale at a public offering price of 99.044% of the aggregate principal amount of the reopening notes, plus accrued interest from and including March 14, 2024 to, but excluding, the date hereof, totaling approximately $7,352,430.56. A copy of the underwriting agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Interest on the notes accrues from and including March 14, 2024 and is payable semi-annually in arrears on April 1 and October 1 of each year, beginning on October 1, 2024, and at maturity on October 1, 2054. The notes bear interest (i) from and including March 14, 2024 to, but excluding, October 1, 2029 at the rate of 6.875% per annum and (ii) from and including October 1, 2029, during each Reset Period at a rate per annum equal to the Five-year U.S. Treasury Rate as of the most recent Reset Interest Determination Date plus a spread of 2.789%, to be reset on each Reset Date. So long as no event of default (as defined) with respect to the notes has occurred and is continuing, the Company may, at its option, defer interest payments on the notes, from time to time, for one or more deferral periods of up to 20 consecutive semi-annual interest payment periods each, except that no such optional deferral period may extend beyond the final maturity date of the notes or end on a day other than the day immediately preceding an interest payment date.

The Company may redeem some or all of the notes, at its option, in whole or in part (i) on any day in the period commencing on the date falling 90 days prior to October 1, 2029 and ending on and including October 1, 2029 and (ii) after October 1, 2029, on any interest payment date, at a redemption price in cash equal to 100% of the principal amount of the notes being redeemed, plus, subject to the terms and conditions of the notes, accrued and unpaid interest on the notes to be redeemed to, but excluding, the redemption date. At the Company’s option, the Company may also redeem all of the notes upon the occurrence of certain specified events at the redemption prices provided therein, plus accrued and unpaid interest on the notes to, but excluding, the redemption date.

The foregoing description of some of the terms of the reopening notes is not complete and is qualified in its entirety by (i) the Officers’ Certificate (the “Reopening Officers’ Certificate”), dated as of May 31, 2024, attached hereto as Exhibit 4.1 and the form of note included therein and (ii) the indenture (as defined below). The reopening notes were issued pursuant to an indenture (the “indenture”), dated as of June 26, 2019, between the Company and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as trustee, which is incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on June 26, 2019. The Reopening Officers’ Certificate (including the form of note) is incorporated herein by reference. Capitalized terms used, but not defined, in this Current Report on Form 8-K have the meanings set forth in Annex II of the Reopening Officers’ Certificate attached hereto as Exhibit 4.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated May 28, 2024, among Sempra and Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Mizuho Securities USA LLC, as representatives of the several underwriters named therein.

4.1	Officers’ Certificate of the Company, dated as of May 31, 2024, including the form of 6.875% Fixed-to-Fixed Reset Rate Junior Subordinated Note due 2054.

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (contained in the opinion filed as Exhibit 5.1 hereto).

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMPRA,
(Registrant)

Date: May 31, 2024	By: /s/ Peter R. Wall
Peter R. Wall Senior Vice President, Controller and Chief Accounting Officer